SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement
   [  ] Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                          JOURNAL COMMUNICATIONS, INC.
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                          JOURNAL COMMUNICATIONS, INC.
                              333 West State Street
                           Milwaukee, Wisconsin  53203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 2, 1998

   The Annual Meeting of the Stockholders of Journal Communications, Inc. (the "Company") will be held in the Board of Directors room, Journal Communications, Inc., 333 West State Street, Milwaukee, Wisconsin 53203, on Tuesday, June 2, 1998 at 9:30 a.m. for the purpose of electing twenty-six (26) directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 1999 Annual Meeting.

   Stockholders of record at the close of business on April 28, 1998, will be entitled to vote at this meeting or any adjournment thereof. Also, active employees of the Company or its subsidiaries who hold units of beneficial interest in the Journal Employees' Stock Trust as of April 28, 1998, are entitled to vote pursuant to the enclosed proxy.

   Regardless of the number of shares or units you own, it is important that you be represented at the meeting. Therefore, please sign, date and return the enclosed proxy form in the return envelope provided. If you attend the meeting, you may revoke your proxy and vote in person if you so desire.

   PLEASE VOTE AND SIGN YOUR PROXY AND RETURN NO LATER THAN MAY 22, 1998 TO HAVE YOUR VOTE COUNTED.


                                 By Order of the Board of Directors,




                                 ________________________________
                                 Paul E. Kritzer, Secretary


   Dated:  May 12, 1998

                         TRUSTEES' PROXY TO UNITHOLDERS
     For the Annual Meeting of Stockholders of Journal Communications, Inc.
                           to be held on June 2, 1998


   KNOW ALL PERSONS BY THESE PRESENTS that the undersigned holders of 14,400,000 shares of capital stock of Journal Communications, Inc., a Wisconsin corporation, do hereby appoint each unitholder in the Journal Employees' Stock Trust, as proxy with power of substitution, for and in the name of the undersigned to vote one share of said stock for each Trust unit held by such unitholder as evidenced on the transfer books of the Trustees at the close of business on April 28, 1998, at the Annual Meeting of Stockholders of said Company to be held at the time and place specified in the foregoing notice and at any adjournment of said meeting, in relation to any and all matters which may properly come before such meeting, with all of the powers that the undersigned would possess if personally present thereat. A certified list of such unitholders, together with the number of shares they are so entitled to vote, has been delivered to the Company by the Trustees.

   This proxy is issued pursuant to the provisions of Section 21 of the Journal Employees' Stock Trust Agreement dated May 15, 1937, as amended, and the authority hereby conferred is subject to each of the restrictive conditions expressed therein as follows:

        "The Trustees, as soon as they shall receive notice of any meeting of the owners of Journal Stock, shall issue to each owner of units, except ex-employee-eligibles, employee benefit trusts and employee-eligible transferees, a proxy authorizing him/her or such other person(s) as he/she may substitute for him/her to vote at such meeting the number of shares of Journal Stock represented by the units owned by him/her, provided, however, and each such proxy shall so state, that neither the owner of such units nor his/her substitute(s) shall have the power or authority to vote (a) to sell or lease all or substantially all of the assets of the Company, or (b) to dissolve the Company or (c) to merge or consolidate the Company with any other corporation(s) in which the Company and/or the stockholders of the Company upon completion of such consolidation or merger do not control directly or indirectly a majority of the voting stock, unless the employee-owners of at least two-thirds of the outstanding units owned by employee-eligibles shall have authorized the Trustees to offer all shares held by the Trustees for sale in accordance with the provisions of Section 24 to the classes of optionees therein defined and such options shall have expired within three months prior to such vote. The Trustees may authorize the affixing of a facsimile of their signatures to any proxy with the same effect as though such proxy were signed by them personally. The Trustees shall have exclusive authority to vote all shares of Journal Stock represented by units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible transferees."

   The Trustees will vote 3,854,544 units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible transferees.

   Dated:  May 12, 1998

   Trustees Under Journal Employees' Stock Trust Agreement, dated May 15, 1937, as amended

                          JOURNAL COMMUNICATIONS, INC.
                              333 West State Street
                           Milwaukee, Wisconsin  53203

                                 PROXY STATEMENT

   Solicitation of Proxies
   The enclosed Proxy is solicited by the Board of Directors of Journal Communications, Inc. (the "Company"), a Wisconsin corporation, for use at the Annual Meeting of Stockholders of the Company to be held at 9:30 a.m. on Tuesday, June 2, 1998 (the "Annual Meeting"), in the Board of Directors room at Journal Communications, Inc., 333 West State Street, Milwaukee, Wisconsin 53203. In addition to the use of the mails at Company expense, the Company may, if it deems it desirable, solicit proxies personally, by telephone, by e-mail, by facsimile or by other written communication. Solicitations will be made by regular employees of the Company at Company expense; however, no such person will receive any compensation over and above his normal remuneration. A stockholder or unitholder who executes a proxy may revoke it by giving written notice to the Secretary of the Company before the meeting or by so stating in the open meeting before the proxy is exercised. Any proxy that is not revoked will be voted at the meeting in accordance with the instructions given on the enclosed proxy form. This proxy statement and enclosed proxy form are being sent to stockholders and unitholders on or about May 12, 1998.

   Outstanding Voting Securities
   The Company has only one class of stock authorized and outstanding ("Journal Stock"). Stockholders of record at the close of business on April 28, 1998, are entitled to notice of the meeting and to vote the shares of Journal Stock held on that date. Each share is entitled to one vote. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Consequently, any shares or units of beneficial interest not voted at the Meeting, whether due to abstention or otherwise, will have no impact on the election of directors. On April 28, 1998, 14,400,000 shares of Journal Stock were outstanding, of which 12,960,000 shares were held by the Trustees of the Trust under the Journal Employees' Stock Trust Agreement ("JESTA"), dated May 15, 1937, as amended, which shares were, in turn, represented by a like number of units of beneficial interest ("units") issued by the Trustees of the Journal Employees' Stock Trust (the "Stock Trust"). See "Beneficial Ownership under JESTA" for a further description of JESTA and the voting rights of the holders of units ("unitholders"). On April 28, 1998, the Company was the holder of 215,585 units, which will not be voted at the meeting.

   Principal Stockholders
   Listed in the following table are the beneficial owners as of April 28, 1998, of more than five percent (5%) of the issued Journal stock:

                                                                  Percentage
    Name/Address         Class    Ownership Type   Amount Owned    of Class

    Journal Employees'   Common   Beneficial       12,960,000         90%
    Stock Trust, 333 W.           Record
    State Street,
    Milwaukee, WI  53203

    Matex Inc., 735 N.   Common   Beneficial       1,320,000         9.2%
    Water Street,                 Record
    Milwaukee, WI  53202

   Ownership by Directors and Officers as a Group
   Voting securities beneficially owned by directors and director nominees are disclosed under "Election of Directors," below. The twenty-six director-nominees and officers of the Company as a group (but excluding David G. Meissner, James L. Forbes and Roger D. Peirce) are the beneficial owners of 657,749 units, or 4.4% of the number of issued shares of Journal Stock. Mr. Meissner owns no units but is an officer and director of Matex Inc., which owns 1,320,000 shares of Journal Stock. Mr. Meissner's wife and two adult children are also officers and directors of Matex Inc. and together they own or have a beneficial interest in 33% of the outstanding common stock of Matex Inc. Mrs. Meissner also has a 33% beneficial interest in a trust that holds 120,000 shares of Journal Stock. Other members of Mrs. Meissner's family own or have a beneficial interest in the remaining 67% of Matex Inc. shares and the trust that holds the 120,000 shares of Journal Stock. Mr. Forbes and Mr. Peirce, as non-employees, are prohibited by JESTA from owning units.

   Beneficial Ownership Under JESTA
   On April 28, 1998, the Stock Trust, of which Robert A. Kahlor, Steven J. Smith, Douglas G. Kiel, Paul M. Bonaiuto and Richard A. Williams are the Trustees, owned of record 12,960,000 shares or ninety percent (90%) of the outstanding Journal Stock. The Stock Trust issues units, each unit representing a beneficial interest in one (1) share of Journal Stock. On April 28, 1998, the 12,960,000 units of beneficial interest issued by the Stock Trust were owned as follows: Active Employee Unitholders, 8,889,871; Retirees and Employee Trusts, 3,854,544; Journal Communications, Inc., 215,585.

   The Trustees are required to deliver to each active employee unitholder a proxy, with the right of substitution, for the number of shares of Journal Stock represented by his/her units. The Trustees' Proxy, which is included with this proxy statement, is subject to certain limitations in JESTA. Those limitations are set forth in the "Trustees' Proxy to Unitholders."

   Whenever a unitholder ceases to be an employee of the Company for any reason except retirement, corporate downsizing or restructuring (in which event special rules apply), the unitholder must offer his/her units for resale to employees designated by the President of the Company. The President cannot allocate units to himself. Employees who retire or are separated from the Company due to downsizing or restructuring may retain a decreasing percentage of their units for a limited number of years. Employee benefit trusts are eligible to hold units. All units held by retirees, separated employees, employee benefit trusts and other trusts are voted by the Trustees of the Stock Trust. On the record date, retirees and employee trusts held 3,854,544 units representing twenty-seven percent (27%) of the outstanding and issued Journal Stock.

   All of the Trustees are directors and officers of the Company and receive no additional compensation for this service. They have no beneficial interest in the Journal Stock owned by the Trust other than through the units they own individually.


                              ELECTION OF DIRECTORS

   The Company's By-laws provide that the number of directors shall be no less than three (3) and no more than twenty-seven (27) and that all directors shall be elected annually. Twenty-six (26) directors have been nominated to serve until the next Annual Meeting of Stockholders. Management intends to vote its proxies for the election of the twenty-six
   (26) nominees listed below. Although management expects that each of the nominees will be available for election, if any of them is not a candidate at the time the election occurs, the proxies will be voted for the other nominees and may be voted for substituted nominees. Pursuant to the Company's By-laws, written notice of other qualifying nominations for election to the Board of Directors must have been received by the Secretary by February 1, 1998. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made at the Meeting. The nominees for director of the Company are listed in the following table:

                        Principal                 Date Elected  Units Owned
    Nominee             Occupation (1)     Age    Director      (2)

    Todd K. Adams       Vice President;    39     June 4, 1996      19,495
                        Senior Vice
                        President & CFO,
                        Journal Sentinel
                        Inc.

    Reginald A. Beene   Pension Plan       36     June 2, 1998        440
                        Administrator,
                        Journal
                        Communications,
                        Inc.

    Paul M. Bonaiuto    Executive Vice     47     June 8, 1993     24,810
                        President & CFO

    Glenn A. Bowman     Broadcast          40     June 2, 1998        263
                        Engineer, Journal
                        Broadcast Group,
                        Milwaukee

    James J. Ditter     Vice President;    36     September 6,     12,099
                        President,                1995
                        Norlight
                        Telecommunica-
                        tions, Inc.

    Robert M. Dye       Vice President     50     March 6, 1990    50,370

    James L. Forbes     President & CEO,   65     September 4,          0
                        Badger Meter,             1996
                        Inc., Milwaukee,
                        WI

    Richard J. Gasper   Vice President;    54     June 4, 1996    15,532
                        President,
                        NorthStar Print
                        Group, Inc.

    Douglas G. Hosking  Vice President;    41     September 4,     9,584
                        President, IPC            1996
                        Communication
                        Services, Inc.

    Stephen O. Huhta    Vice President;    42     June 8, 1993    40,855
                        President, Add,
                        Inc.

    Robert A. Kahlor    Chairman of the    64     March 6, 1973   98,935
                        Board

    Mark J. Keefe       Vice President;    38     June 4, 1996    11,815
                        President,
                        PrimeNet
                        Marketing
                        Services, Inc.

    Douglas G. Kiel     Executive Vice     49     June 4, 1991    40,249
                        President;
                        President,
                        Journal Broadcast
                        Group, Inc.

    Paul E. Kritzer     Vice President &   56     June 5, 1990    45,045
                        Secretary

    Ronald G. Kurtis    Vice President;    51     June 8, 1993    63,500
                        Senior Vice
                        President & CFO,
                        Journal Broadcast
                        Group, Inc.

    David G. Meissner   Executive          60     June 7, 1988        (4)
                        Director, The
                        Public Policy
                        Forum

    John E. Mollwitz    Copy Editor,       56     June 2, 1998    18,535
                        Journal Sentinel
                        Inc.

    Shawn P. O'Neill    Distribution       32     June 2, 1998       826
                        Operations
                        Coordinator,
                        Journal Sentinel
                        Inc.

    Roger D. Peirce     Corporate          60     September 4,         0
                        director and              1996
                        advisor

    Steven J. Smith     President & Chief  48     June 2, 1987    85,280
                        Executive Officer

    Marc P. Spindt      Network            28     June 2, 1998        60
                        Specialist,
                        Norlight
                        Telecommunica-
                        tions, Inc.

    Keith K. Spore      Senior Vice        55     September 6,    31,000
                        President;                1995
                        President &
                        Publisher,
                        Journal Sentinel
                        Inc.

    Mark W. Sukovich    Artist/Designer,   29     June 2, 1998     2,245
                        NorthStar Print
                        Group, Inc.,
                        Milwaukee

    Richard A.          Assistant          60     June 3, 1997    61,145
    Williams            Secretary &
                        Manager of
                        Retirement
                        Benefits

    Paris J. Wright     Journeyman,        33     June 2, 1998     1,138
                        Camera/
                        Platemaking,
                        Journal Sentinel
                        Inc.

    Robert T. Zynda     Financial          26     June 2, 1998        66
                        Analyst, Add,
                        Inc., Waupaca

   _____________________________________

   (1) All nominees except David G. Meissner, James L. Forbes, Roger D. Peirce, Douglas G. Hosking, Mark J. Keefe, Richard J. Gasper, Reginald A. Beene, Glenn A. Bowman, Marc P. Spindt and Robert T. Zynda have been employed by the Company for over five (5) years at the time of the Annual Meeting. Messrs. Meissner, Forbes and Peirce are not employed with the Company. Mr. Meissner has been the Executive Director of the Public Policy Forum Inc., Milwaukee, since March 29, 1995. Prior to that he had been President of Morgan&Myers/The Barkin Group, a Milwaukee public relations firm, since 1992. Mr. Forbes has been the President and Chief Executive Officer of Badger Meter, Inc., Milwaukee, a marketer and manufacturer of flow measurement and control products, for more than five years. He is also a director of Universal Foods Corporation, Blue Cross and Blue Shield United of Wisconsin, United Wisconsin Services, Inc., Firstar Corporation and Firstar Trust Company. Mr. Peirce was an executive of Super Steel Products Corp., Milwaukee, for more than seven years and was its Vice Chairman and Chief Executive Officer at the time of his retirement on January 1, 1994. Subsequently he has been a corporate director and consultant. He is also a director of W. H. Brady Co. Mr. Hosking joined IPC Communication Services, Inc. in April 1996 and was named President of that company in July 1996. Previously, he had been Vice President for Commercial Development and General Manager of the Food Fiber division of Opta Food Ingredients, Inc., for two years and Executive Vice President of Courier Corp., San Francisco, a national book printer. Mr. Keefe was elected President of PrimeNet Marketing Services, Inc. in October 1995. Prior to that he had been Vice President and General Manager of the Computer Services Division of Donnelley Marketing, Inc. in Minneapolis from January 1994 to September 1995 and a manager in the Minneapolis office of FDC, Inc. where he was a Vice President from April
   1992 to December 1993.   Mr. Gasper was elected President of NorthStar
   Print Group, Inc. in January 1996. Prior to that, he had been the Vice President and General Manager of Label Products & Design, Inc. from April 1993 to December 1995 and President of Competitive Advantage, Inc., a
   consulting company in Florence, South Carolina, for two years.   Mr. Beene
   has been the Pension Plan Administrator for Journal Communications, Inc. since May 1995. Prior to that he was a Syndicate Associate for Kemper Securities (now Everen Securities), Milwaukee, from June 1994 to May 1995 and a Corporate Trust Administrator for First Bank, N.A., Milwaukee (now US Bank, Milwaukee) for the previous ten (10) years. Mr. Bowman has been employed as a Broadcast Engineer by Journal Broadcast Group, Inc., Milwaukee, since November 1994. Prior to that, he was a Broadcast Engineer with radio stations WLZR and WKLH, Milwaukee. Mr. Spindt joined Norlight Telecommunications, Inc. as a Network Specialist in the Applications Engineering Department in April 1996. He graduated in May 1995 from the University of Wisconsin-Milwaukee with a degree in Computer Science and was employed by Frontier Technologies Corporation, Mequon, Wisconsin, as a Software Engineer for the following year. Mr. Zynda has been employed since September 1996 by Add, Inc., Waupaca, where he is now the Financial Analyst. He graduated in May 1995 from University of Wisconsin-Stevens Point with a degree in Managerial Accounting. He was employed as Plant Accounting Manager at Wallace Computer Services, Elk Grove Village, Illinois, in 1995-1996.

   (2) No director or officer beneficially owns one percent (1%) of the outstanding Journal Stock, except as noted above in "Ownership by Directors and Officers as a Group."

   (3)  New nominee for election as director of the Company at the Annual
   Meeting.

   (4)  See "Ownership of Directors and Officers as a Group" above.

   Directors' Fees
   The Company pays directors' fees only to those directors who are not employees of the Company. They are eligible to receive an annual retainer fee of $15,000 a year plus $1,500 for each Board meeting or meeting of the Compensation, Executive or Audit Committee attended. Mr. Forbes received $28,500, Mr. Peirce received $27,000 and Mr. Meissner received $13,500 in directors' fees in 1997. (Mr. Meissner declined the annual retainer fee.) Of the 26 nominees, 23 are employees and 3 are not. All directors who are full-time employees of the Company or a subsidiary are compensated in their capacities as employees.

   The Board of Directors and Committees
   The Board of Directors met four (4) times in 1997. All of the directors of the Company during 1997 attended at least 75% of the (a) full meetings of the Board of Directors and (b) meetings of committees of the Board of Directors on which the respective directors served.

   The Board of Directors has three (3) committees: compensation, executive and audit. The Compensation Committee held three (3) meetings in 1997. The Compensation Committee has the responsibility to assure that officers and key managers are effectively compensated in terms of salary and benefits that are internally equitable and externally competitive. The committee's members, none of whom can be an employee, are Messrs. Meissner, Forbes and Peirce.

   The Board of Directors has authorized a nine-member Executive Committee and delegated certain powers of the Board to it for use for the Company to act on urgent matters efficiently, quickly and decisively. All members of the Executive Committee are Directors. Elected as members of the Executive Committee were Messrs. Kahlor, Smith, Bonaiuto, Kiel, Spore, Meissner, Forbes, Peirce and Donald L. Jaeschke. The Executive Committee held no meetings in 1997.

   The Board of Directors has authorized a three-member Audit Committee to assist the Board in fulfilling its responsibility for the Company's accounting and financial reporting practices and to provide a channel of communications between the Board and the Company's independent auditors and internal audit staff. The Audit Committee is comprised of the three non-employee directors, Messrs. Meissner, Forbes and Peirce. The Audit Committee held two (2) meetings in 1997.

   Executive Compensation
   The following table sets forth the 1997 compensation for the Company's Chief Executive Officer and the four highest-paid executive officers, as well as the total compensation paid to each individual for the last three fiscal years:

                           Summary Compensation Table
                                                    Annual Compensation
    Name and Principal Position                                        Bonus (Annual      Long-term LTIP
    (as of December 31, 1997)          Year          Salary            Incentive Comp.)   Payments           All Other Comp 3

    Robert A. Kahlor, Chairman of the  1997          562,393           356,457            202,400            4,000
    Board & Chief Executive Officer 1  1996          522,853           237,725                -0-            3,750
                                       1995          486,971            67,275                -0-            3,750

    Steven J. Smith, President and     1997          409,923           203,711            113,850            4,000
    Chief Operating Officer 2          1996          385,175           136,145                -0-            3,750
                                       1995          366,468            37,571                -0-            3,750

    Douglas G. Kiel, Executive Vice    1997          319,704           132,565            126,500            4,000
    President & President of Journal   1996          290,147           121,500             66,799            3,750
    Broadcast Group, Inc.              1995          271,678            82,960                -0-            3,750

    Paul M. Bonaiuto, Executive Vice   1997          267,523           125,837             45,474            4,000
    President & Chief Financial        1996          218,563            83,250                -0-            3,750
    Officer                            1995          203,155            16,910                -0-            3,750

    Keith K. Spore, Senior Vice        1997          292,525           127,276                -0-            4,000
    President & President of Journal   1996          254,454            31,850                -0-            3,750
    Sentinel Inc.                      1995          189,737             8,680                -0-            3,750

   1 Relinquished title of Chief Executive Officer as of March 3, 1998.
   2 Elected Chief Executive Officer on March 3, 1998.
   3 All of the five highest-compensated officers were participants in the Journal Communications, Inc. Investment Savings Plan. Employer contributions to the plan on behalf of these officers represent all of the compensation in the "All Other Compensation" column in the Summary
   Compensation Table above.



   Pension Plan and Supplemental Benefit Plan
   The following table shows the approximate retirement benefit payable on retirement at age 65 under the Journal Communications, Inc. Employees' Pension Trust and the Journal Communications, Inc. Supplemental Benefit Plan for employees in specified compensation ranges with varying years of participation in the plan:

                       Estimated Annual Retirement Benefit

             Five Year                     Years of Plan Participation
        Average Compensation            20             30             40
             $200,000                 $ 48,189       $ 72,287       $ 88,332
             $300,000                 $ 74,188       $111,288       $135,832
             $400,000                 $100,188       $150,288       $183,332
             $500,000                 $126,187       $189,289       $230,831
             $600,000                 $152,186       $228,289       $278,330
             $700,000                 $178,186       $267,290       $325,830

   The Journal Employees' Pension Trust (Pension Plan) is completely funded by the Company. Company contributions are accrued based on amounts required to be funded under provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The amount of accrued benefits is actuarially determined by Hewitt Associates (Chicago) under the accrued benefit valuation method. It is a defined benefit pension plan that provides benefits for employees of Journal Communications, Inc., Journal Sentinel Inc., Journal Broadcast Corporation, Add Inc. (and its subsidiaries), Norlight Telecommunications, Inc. and Trumbull Printing, Inc. who meet minimum age and service eligibility requirements. The normal monthly retirement benefit under the plan, assuming attainment of the normal retirement age specified by the plan and payments in the form of a life annuity, is determined in accordance with a formula that takes into account the following factors: final average monthly compensation for the last five years of employment (taking into account gross earnings and incentive compensation as reported in the Summary Compensation Table), number of years of active plan participation and an actuarially determined Social Security offset.

   The Journal Communications Supplemental Benefit Plan is an unfunded defined benefit plan that supplements payments under the Pension Plan. Benefits payable under the plan are calculated without regard to the limitations imposed on the amount of compensation that may be taken into account under the Pension Plan. The Supplemental Plan pays the excess, if any.

   With respect to the officers and directors listed in the "Summary Compensation Table" above, all five were participants in the Pension Plan. Mr. Kahlor has 27 years of plan participation, Mr. Smith has 23 years, Mr. Kiel has 12 years, Mr. Spore has 31 years and Mr. Bonaiuto has 5 years as of the date of this document.

   Compensation Committee Report
   The Board of Directors has established a compensation committee to be comprised of three members, none of whom would be an employee, to develop and implement compensation plans for senior management. The Board of Directors charged the Compensation Committee with the responsibility for assuring that officers and key management personnel of the Company are effectively compensated in terms of salaries and benefits that are based on performance as well as being internally equitable and competitive with the market. Specifically, the Compensation Committee was directed to (1) independently review and approve the compensation plan proposed by the Chairman/CEO for the President, the Executive Vice President and the Presidents of the subsidiaries, and (2) formulate and implement a compensation plan for the Chairman/CEO. For 1997, senior management compensation was reviewed by the Compensation Committee, and, where appropriate, base salaries were adjusted to targets within median ranges for the industry. The Compensation Committee has established the following policies for executive base compensation, an annual incentive program, a long-term incentive program and compensation for the chief executive officer.

        1.   Executive Base Compensation Plan
   The Compensation Committee adopted the principle that the Company's executive compensation policy should be based primarily on performance. Compensation should also reflect the Company's desire to attract and retain quality talent and the need to be competitive in the marketplace. The Compensation Committee reviewed the Company's historical performance, current salary levels and media industry marketplace information. With that information, the Committee received recommendations from management and approved executive pay grade levels that took into consideration market salary medians for 1997.

        2.   Executive Annual Incentive Plan
   The Compensation Committee designed the Management Annual Incentive Plan to reward key individuals for achieving pre-established financial and non-financial goals that support the Company's annual business objectives and mission to enhance the value of employee-owners' investment. This annual incentive plan rewards executive performance as measured by net return on invested capital and annual growth in revenue, factors that primarily determine unitholders' value. For executives of Journal Communications, Inc., the annual incentives are based eighty percent (80%) on corporate financial performance and twenty percent (20%) on non-financial goals.
   For subsidiary presidents and other key managers, the annual incentives are based sixty percent (60%) on subsidiary performance, twenty percent (20%) on corporate performance and twenty percent (20%) on non-financial goals. Participation in this plan is limited to key employees of the Company and its subsidiaries whose job responsibilities have a direct impact on the strategic goals of the Company. The goals established for each participant shall determine the minimum, median and maximum payments receivable annually under the plan. Each participant is apprised annually of the financial performance matrix and other goals that will determine the potential incentive payment the participant can receive.
   In 1997, annual bonus targets were compared to bonuses received in the marketplace and were found to be within median ranges.

        3.   Executive Long-Term Incentive Plan
   The Compensation Committee established a Management Long-Term Incentive Plan (LTIP) to motivate and drive management behavior to achieve results that will enhance the employee-owner's investment over the long term. The incentive plan approved by the Committee is based on net return on equity over a three-year period. Corporate executives will be rewarded one hundred percent (100%) on Journal Communications' performance while subsidiary presidents will be rewarded sixty percent (60%) on subsidiary performance and forty percent (40%) on corporate performance. Participation in this incentive plan is limited to key employees of the Company and its subsidiaries whose job responsibilities have a direct impact on the strategic goals of the Company. The initial participants in this plan were limited to the Chairman/CEO, President, Executive Vice President and the Presidents of the subsidiaries. Payment amounts are listed in the Summary Compensation Table above. Payments were made for 1997 under the plan early in 1998 to Messrs. Kahlor, Smith, Kiel and Bonaiuto.

   The following table shows the Threshold, Target and Maximum awards which are potentially payable to the named executive officers in 2001 for the performance period of 1998-2000 under the LTIP. Payouts of awards are tied to the three-year average return on shareholder's equity of Journal Communications and the three-year average return of invested capital for the subsidiary companies. Performance measures and goals for the corporation and subsidiaries are recommended by the CEO and approved by the Compensation Committee of the Board for each eligible participant. Each participant's award is determined based on the degree to which three year performance at the corporate and/or subsidiary level is achieved at the conclusion of the performance cycle.

                       Management Long-Term Incentive Plan
                   Potential Payments in 2001 as a Percentage
                 of Base Salary for Performance Period 1998-2000

        Name                Threshold      Target         Maximum
   Robert A. Kahlor         22%            88%            132%
   Steven J. Smith          16.5%          66%            99%
   Douglas G. Kiel          11.5%          46%            69%
   Paul M. Bonaiuto         11.5%          46%            69%
   Keith K. Spore           11.5%          46%            69%

        4.   Chairman/CEO's Compensation
   The Chairman/CEO's total yearly compensation in 1997 was determined by the Compensation Committee, based primarily upon the Company's overall performance and growth of shareholder value. Factors influencing the committee's determination of the Chairman/CEO base compensation for 1997 included the continued growth of the Company, the increased growth in the value of Journal Communications' stock units, the protection of the best interests of the employee-owners, the chairman's continued efforts to diversify the Company's business and recognition that his current compensation is below competitive norms within the industry. Based on the Company's performance in 1997, the Chairman/CEO was awarded an annual incentive bonus of $356,457 which was paid in 1998. Based on the Company's aggregate performance for the three-year period of 1995-1997, the Chairman/CEO was awarded a long-term incentive compensation bonus of $202,400 which was paid in 1998. The Compensation Committee continues to review the effect of Section 162(m) of the Revenue Code. In the past, this has not had a material effect due to the officers' compensation levels.

   Stock Performance Graph
   The following graph shows a comparison of cumulative total returns for the Company's Common Stock ("JCI"), the Standard & Poor's 500 Stock Index ("S&P 500") and a "Peer Group" comprised of ten (10) corporations that concentrate on newspapers and broadcast operations (but do not include the Company's blend of other diversified businesses, such as telecommunications, printing, production and distribution of materials and services for the computer industry and direct mail which, in the aggregate, provide about 42.5% of the Company's annual revenues).

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
          Among Journal Communications, Inc., S&P 500 and a Peer Group


                          Proxy Stock Performance Graph


                           1993    1994    1995    1996    1997
    JCI             100    109     117     127     137     169
    S&P 500         100    110     112     153     188     251
    Peer Group      100    115     109     134     171     249


   The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) (the "Total Return") for Journal Stock is based on a $100 investment as of January 1, 1993. The price of Journal Stock is calculated thirteen (13) times a year, or every four (4) weeks, using a formula that is based on the Company's earnings over a five (5) year period and book value at the time of calculation. The formula is stated in Section 25 of JESTA. The Total Return for the S&P 500 is based on a $100 investment as of January 1, 1993. The Total Return for the Peer Group is based on a $100 investment in the ten (10) companies included in the Index, as of January 1, 1993. Companies in the Peer Group are: A.H. Belo Corporation, Gannett, Inc., Knight Ridder, Inc., Lee Enterprises, Inc., McClatchy Newspapers, Inc., The New York Times Company, Pulitzer Publishing Company, The E.W. Scripps Company, Tribune Company and The Washington Post Company.

   Relationship with Independent Auditors
   The Board of Directors of Journal Communications, Inc. appointed Ernst & Young LLP ("Ernst & Young"), 111 E. Kilbourn Avenue, Milwaukee, Wisconsin 53202, as the independent auditor for the year 1997 and is expected to reappoint the firm for 1998 at the Annual Meeting. In accordance with past Company practice, it is not expected that a representative of Ernst & Young will attend the Annual Meeting. The 1997 Annual report, which was mailed to all stockholders during March of this year, will be officially accepted at the annual meeting on June 2, 1998. Any shareholder or unitholder having a question about the 1997 Annual Report or the Company's relationship with Ernst & Young should direct it to Paul M. Bonaiuto, Executive Vice President/CFO, P. O. Box 661, Milwaukee, Wisconsin 53201 (333 W. State Street, Milwaukee, Wisconsin 53203). Mr. Bonaiuto will forward questions to Ernst & Young, and it will respond to such questions as soon as possible.

   Ernst & Young has served as the Company's independent auditor for at least 73 years. During 1997, it performed an audit examination of the consolidated financial statements of the Company for inclusion in the Annual Report to stockholders and required filings with the Securities and Exchange Commission. Additionally, Ernst & Young performed the annual audits of Journal Employees' Stock Trust, the Journal Communications, Inc. Investment Savings Plan and the Journal Communications Pension Trust.

   Other Matters
   A copy of the Company's Annual Report on Form 10-K as filed with the Securities & Exchange Commission on March 31, 1998, will be furnished without charge to stockholders or unitholders upon written request directed to Paul E. Kritzer, Secretary, Journal Communications, Inc., P.O. Box 661, Milwaukee, Wisconsin 53201 (333 W. State Street, Milwaukee, Wisconsin 53203), or e-mail at pkritzer@jc.com.

   A stockholder or unitholder wishing to include a proposal in the Company's proxy statement for the 1999 Annual Meeting of Stockholders in accordance with Securities and Exchange Commission rules must forward the proposal to the Secretary so it is received by Monday, February 1, 1999. In addition, the Company's By-laws establish procedures for nominations for elections of directors of the Company and for bringing business before any annual meeting of stockholders of the Company. Any such notice must be timely and must contain certain information about the proposed business or the nominee and the party making the proposal.

   Company management does not intend to present to the meeting any matters not referred to in the foregoing Notice of Annual Meeting and does not know of any matters that will be presented to the meeting by others.

                                      By Order of the Board of Directors




                                      Paul E. Kritzer, Vice President &
                                      Secretary


   May 12, 1998